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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2002

ADVANCED MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-16401	33-0215295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20211 S. Susana Road, Rancho Dominguez, CA 90221
(Address of Principal Executive Officers)                 (Zip Code)

Registrant's telephone number, including area code: (310) 537-5444

Not Applicable
(Former name or former address, if changes since last report)

ITEM 5.    OTHER EVENTS

        Advanced Materials Group, Inc. is preparing to hold its 2002 annual meeting of shareholders at 10:00 a.m. on December 9, 2002 at the Doubletree Hotel, located at The Irvine Spectrum, 90 Pacifica Avenue, Irvine, California 92618. All holders of record of the outstanding common stock of Advanced Materials Group, Inc. as of October 25, 2002 will be entitled to vote at the annual meeting.

        The proxy statement of Advanced Materials Group, Inc. circulated to shareholders in connection with its 2001 annual meeting provided that proposals by shareholders that are intended for inclusion in the proxy statement and proxy to be presented at the next annual meeting of shareholders of Advanced Materials Group, Inc. must be received by Advanced Materials Group, Inc. by December 4, 2001 in order to be considered for inclusion in its proxy materials.

        In a Form 8-K filed with the Securities Exchange Commission on March 25, 2002, Advanced Materials Group, Inc. notified its shareholders that the date of the annual meeting was to be postponed and that proposals by shareholders that are intended for inclusion in its proxy statement and proxy to be presented at the 2002 annual meeting must be received by Advanced Materials Group, Inc. by July 26, 2002 in order to be considered for inclusion in the proxy materials of Advanced Materials Group, Inc.

        As a result of the later date now established by the board of directors of Advanced Materials Group, Inc. for its 2002 annual meeting, Advanced Materials Group, Inc. hereby notifies its shareholders that proposals by shareholders that are intended for inclusion in its proxy statement and proxy to be presented at the 2002 annual meeting must now be received by Advanced Materials Group, Inc. by October 11, 2002 in order to be considered for inclusion in the proxy materials of Advanced Materials Group, Inc. Such proposals shall be addressed to the Secretary of Advanced Materials Group, Inc. and may be included in the proxy materials for the 2002 annual meeting of Advanced Materials Group, Inc. if they comply with certain rules and regulations of the Securities and Exchange Commission governing shareholder proposals. Additionally, for all other proposals to be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of Advanced Materials Group, Inc. no later than October 11, 2002. If a shareholder fails to so notify Advanced Materials Group, Inc. of any such proposal prior to such date, management of Advanced Materials Group, Inc. will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in its proxy statement).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2002

ADVANCED MATERIALS GROUP, INC.
By:	/s/ STEVE F. SCOTT Steve F. Scott, President and Chief Executive Officer

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SIGNATURES